Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

RUMBLE INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities.

Security Type	Security Class Title	Fee Calculation Rule	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Fee Rate	Amount of registration fee
Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	4,900,862	(2)	$8.03	(3)	$39,353,921.86	$0.0001531	$6,025.09
Equity	Class A Common Stock, par value $0.0001 per share	457(c) and 457(h)	311,819	(4)	$8.03	(3)	$2,503,906.57	$0.0001531	$383.35
		Total Offering Amounts					$41,857,828.43		$6,408.44
		Total Fee Offsets							$0.00
		Net Fees Due							$6,408.44

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of Class A common stock of Rumble Inc. (the “Company” or “Registrant”), par value $0.0001 per share (“Class A Common Stock”), as may hereafter be offered or issued under the Rumble Inc. 2022 Stock Incentive Plan (the ”Incentive Plan”) or the Rumble Inc. 2024 Employee Stock Purchase Plan (the “ESPP”) to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Class A Common Stock.

(2)	Represents 4,900,862 additional shares of Class A Common Stock available for issuance under the Incentive Plan as of the date of this Registration Statement, which represents 5% of the Company’s outstanding shares as of January 1, 2025 that were automatically added to the Incentive Plan’s share reserve in accordance with the Incentive Plan’s “evergreen” provision.

(3)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of Class A Common Stock of $8.03 on March 24, 2025, as reported on the Nasdaq Capital Market.

(4)	Represents 311,819 additional shares of Class A Common Stock available for issuance under the ESPP as of the date of this Registration Statement, which represents the positive difference between 1% of the Company’s outstanding shares as of December 31, 2024 and the ESPP’s share reserve on December 31, 2024 (1,500,000 shares), that were automatically added to the Incentive Plan’s share reserve in accordance with the ESPP’s “evergreen” provision.

Table 2: Fee Offset Claims and Sources

Not applicable